As filed with the Securities and Exchange Commission on October 24, 2016

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-3691816
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

321 South Boston, Suite 1000

Tulsa, Oklahoma, 74103

(918) 947-8550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan

(Full title of the plan)

Scott C. Weatherholt

Vice President—General Counsel and Corporate Secretary

Vice President—Land

321 South Boston, Suite 1000

Tulsa, Oklahoma

(918) 947-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, TX 77002

(713) 835-3786

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

	Amount
	to be	Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Registered	Offering Price	Aggregate	Amount of
to be Registered	(2)	Per Unit (3)	Offering Price (3)	Registration Fee
Common Stock, par value $0.01 per share (1)	3,513,950	$19.66	$69,084,257.00	$8,006.87

(1)  Represents shares of common stock issuable pursuant to the Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan.

(2)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based on the value attributed to the common stock in connection with Midstates Petroleum Company, Inc.’s emergence from bankruptcy pursuant to the First Amended Joint Chapter 11 Plan of Reorganization of Midstates Petroleum Company, Inc. and Its Debtor Affiliate.

INTRODUCTION

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by Midstates Petroleum Company, Inc. (the “Company” or the “Registrant”), for the purpose of registering 3,513,950 shares of common stock, par value $0.01 per share, for issuance under the terms of the Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan (the “Plan”). The shares of common stock (“Common Stock”) being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Midstates Petroleum Company, Inc. will send or give to all participants in the the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission:

a)             The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 30, 2016;

b)             The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 13, 2016;

c)              The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed on August 12, 2016;

d)             The Registrant’s Current Reports on Form 8-K filed on February 9, 2016, February 16, 2016, April 1, 2016, April 4, 2016, May 2, 2016, July 6, 2016,  September 7, 2016 and October 4, 2016; and

e)              The description of the Registrant’s Common Stock included in the Registrant’s Form 8-A (File No. 001-35512), filed with the Commission on October 21, 2016, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145(a) of Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated certificate of incorporation further provide for the advancement of expenses to each of its officers and directors.

The Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL or the provisions of the Registrant’s certificate of incorporation.

The Registrant has also entered into indemnification agreements with each of the Registrant’s directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Registrant’s certificate of incorporation or bylaws.

The Plan provides that the committee of the Registrant’s board of directors that administers the plan and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant or any of its subsidiaries, the Registrant’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the committee and any officer or employee of the Registrant or any of its subsidiaries acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
3.1

Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company’s Form 8-A filed on October 21, 2016, and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-A filed on October 21, 2016, and incorporated herein by reference).

5.1*	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

10.1*	Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan.

23.1*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.4*	Consent of Netherland, Sewell and Associates, Inc.—Independent Petroleum Engineers.

23.5*	Consent of Cawley, Gillespie & Associates, Inc.—Independent Petroleum Engineers.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*                                         Filed herewith.

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on October 24, 2016.

MIDSTATES PETROLEUM COMPANY, INC.

By:	/s/ Nelson M. Haight
Name: Nelson M. Haight
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frederic F. Brace, Nelson M. Haight, and Scott C. Weatherholt, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on October 24, 2016.

Signature	Title

/s/ Frederic F. Brace	Interim President, Chief Executive Officer and Director
Frederic F. Brace	(Principal Executive Officer)

/s/ Nelson M. Haight	Executive Vice President and Chief Financial Officer
Nelson M. Haight	(Principal Financial Officer)

/s/ Richard W. McCullough	Vice President and Chief Accounting Officer
Richard W. McCullough	(Principal Accounting Officer)

/s/ Alan J. Carr	Chairman and Director
Alan J. Carr

/s/ Patrice Douglas	Director
Patrice Douglas

/s/ Neal P. Goldman	Director
Neal P. Goldman

/s/ Todd R. Snyder	Director
Todd R. Snyder

/s/ Michael S. Reddin	Director
Michael S. Reddin

/s/ Bruce H. Vincent	Director
Bruce H. Vincent

Exhibit Index

Exhibit Number	Description
3.1

Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company’s Form 8-A filed on October 21, 2016, and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-A filed on October 21, 2016, and incorporated herein by reference).

5.1*	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

10.1*	Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan.

23.1*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.4*	Consent of Netherland, Sewell and Associates, Inc.—Independent Petroleum Engineers.

23.5*	Consent of Cawley, Gillespie & Associates, Inc.—Independent Petroleum Engineers.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.